EXHIBIT 10.1

COMMERCIAL REAL PROPERTY SALES CONTRACT

1.             PARTIES:  STEN Corporation, a Minnesota corporation and or assigns (“Buyer”) agrees to purchase and Robert Nichols Enterprises, Inc.  (“Seller”) agrees to sell and convey to Buyer the Property described below.

2.             PROPERTY:  The real property situated in Jacksonville, Cherokee County, Texas, described as:

13.679 acres of land, in Block No, 9 of the Thomas Quevado Three Leagues Grant, Abstract No. 44, Jacksonville, Cherokee County, Texas, as described on Exhibit A attached hereto together with all rights, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, alleys, and rights-of-way.  The property sold by this contract is called the “Property”.

3.             SALES PRICE:                                                                                                      $675,000.00

The Sales Price shall not be adjusted based upon any survey that may be obtained by Buyer.

4.             THIRD PARTY FINANCING:  None; provided, however, this Agreement is contingent on the successful closing and funding of the Buyer’s sale of its real estate located at 13828 Lincoln Street NE, Ham Lake, Minnesota.

5.             EARNEST MONEY: Buyer shall deposit $5,000.00 as Earnest Money with Cherokee Title Co., Inc., Rusk Texas on the Effective Date of this contract.  The Earnest Money shall be deposited in a non-interest bearing account in a federally insured financial institution chosen by Escrow Agent.  If Buyer fails to deposit the Earnest Money as required by this contract, Buyer shall be in default.

6.             TITLE POLICY AND SURVEY:

(a)           TITLE POLICY:  Subject to paragraph 11(a) Buyer shall obtain an Owner Policy of Title Insurance (the “Title Policy”) issued by Cherokee Title Co., Inc. in the amount of the Sales Price, dated at or after closing, insuring Buyer against loss under the provisions of the Title Policy, subject only to those title exceptions permitted by this contract, or as maybe approved by Buyer in writing.  Within 20 days after the Title Company receives a copy of this contract subject to paragraph 11(a) Buyer shall obtain a commitment for Title insurance (the “Commitment”).  Seller authorizes the Title Company to deliver the Commitment and related documents to Buyer at Buyer’s address.  Buyer shall have 10 days after receipt of the Commitment to object in writing to matters disclosed in the Commitment.  Buyer shall not have the authority to object to the standard printed exceptions and the exceptions described in this paragraph.

(b)           SURVEY:  Buyer, at Buyer’s expense, may obtain a survey of the Property dated after the Effective Date of this contract.

Buyer may, within (5) days after Buyer’s receipt of the survey object in writing to any matter which constitutes a defect or encumbrance to title on the survey or if the survey shows any part of the Property to lie in a 100-year flood plain area.

Buyer’s failure to object under paragraph 6(a) or 6(b) within the time allowed shall constitute a waiver of Buyer’s right to object except that the requirements in Schedule C of the Commitment shall not be deemed to have been waived.  If objections are made by Buyer, or any third party lender, Seller shall cure the objections within 20 days after the date Seller receives them.  The Closing Date shall be extended as necessary to cure objections.  If objections are not cured by the extended Closing Date, this contract shall terminate and the Earnest Money shall be refunded to Buyer unless Buyer elects to waive the objections.

7.             PROPERTY CONDITION/FEASIBILITY STUDIES:

Buyer has occupied the property for a number of years and has had an opportunity to perform or obtain (i) physical property inspections; (ii) economic feasibility studies; and (iii) environmental assessment or engineering study including the performance of tests such as soils tests or air sampling.  Buyer has determined that the Property is suitable for Buyers intended use of the Property.  The Property will be conveyed AS IS without warranty or representations except for warranty to be included in the deed.

8.             CLOSING:

(a)           The closing of the sale shall be on or before January 20, 2006 or within 7 days after objections to title or the survey have been cured, whichever date is later (the “Closing Date”).  If either party fails to close this sale by the Closing Date, the non-defaulting party shall be entitled to exercise the remedies contained in paragraph 14.

(b)           At closing Seller shall furnish, at Seller’s expense;

(1)           tax statements showing no delinquent taxes on the property;

(2)           a Warranty Deed conveying good and indefeasible title to the Property showing no additional exceptions to those permitted in paragraph 6;

(3)           evidence that the person executing this contract is legally capable and authorized to bind Seller;

(4)           an affidavit of title acceptable to Buyer; and

(5)           a FIRPTA.

9.             POSSESSION:  Seller shall deliver possession of the Property to Buyer on date of closing and funding.

10.           SPECIAL PROVISIONS:  None

11.           SALES EXPENSES:  To be paid in cash at or prior to closing:

(a)           Seller’s Expenses:  Releases of existing liens, including prepayment penalties and recording fees; release of Seller’s loan liability, see paragraph 8(b)(1) cost of tax statements or certificates; preparation of deed; one-half of escrow fee; one-half of cost of commitment and one-half of premium for owner policy of title insurance in the amount of the purchase price, and other expenses stipulated to be paid by Seller under other provisions of this contract.

(b)           Buyer’s Expenses:  Required premiums for hazard insurance; one-half of premium for owner policy of title insurance in the amount of the purchase price: one-half of escrow fee; fees for copies; and other expenses stipulated to be paid by Buyer under other provisions of this contract.

12.           PRORATIONS AND ROLLBACK TAXES:

(a)           Current taxes, and any rents shall be prorated through the Closing Date.  If the amount of the ad valorem taxes for the year in which the sale is closed is not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year.

(b)           If this sale or use of the Property after closing results in the assessment of additional taxes for periods prior to closing, the additional taxes shall be the obligation of Buyer.  Obligations imposed by this paragraph shall survive the closing.

13.           CONDEMNATION:  If prior to closing condemnation proceedings are commenced against any portion of the Property, Buyer may:  (a) terminate this contract by written notice to Seller within 10 days after Buyer is advised of the condemnation proceeding and the Earnest Money shall be refunded to Buyer; or (b) appear and defend in the condemnation proceeding and any award in condemnation shall, at Buyer’s election, become the property of Seller and the sales price shall be reduced by the same amount or shall become the property of Buyer and the sales price shall not be reduced.

14.           DEFAULT:  If Buyer fails to comply with this contract, Buyer shall be in default.  Seller may either enforce specific performance, seek other relief as maybe provided bylaw, or both; or terminate this contract and receive the Earnest Money as liquidated damages, thereby releasing the parties from this contract.  If Seller fails to comply with this contract, Seller shall be in default and Buyer may either enforce specific performance, seek such other relief as may be provided by law, or both; or terminate this contract and receive the Earnest Money, thereby releasing the parties from this contract.

15.           ATTORNEY FEES:  If Buyer or Seller is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party shall be entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney fees.  The provisions of this paragraph shall survive closing.

16.           ESCROW:  If either party makes demand for the payment of the Earnest Money, Escrow Agent has the right to require from all parties and brokers a written release of liability of Escrow Agent for disbursement of the Earnest Money.  Any refund or disbursement of Earnest Money under this contract shall be reduced by the amount of unpaid expenses incurred on behalf of the party receiving the Earnest Money, and Escrow Agent shall pay the same to the creditors entitled thereto.  At closing, the Earnest Money shall be applied to the purchase price.  Demands and notices required by this paragraph shall be in writing and delivered by hand delivery or by certified mail, return receipt requested.

17.           MATERIAL FACTS:  Seller shall convey the Property on closing: (i) with no liens, assessments, or other security interests against the Property which will not be satisfied out of the Sales Price; and (ii) with no parties in possession of any portion of the Property as lessees, tenants at sufferance, or trespassers.

18.           NOTICES:  All notices shall be in writing and effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to:

Buyer at:  10275 Wayzata Blvd., Suite 310, Minnetonka, MN  55305
Phone:  952-545-2776

Fax:       952-591-9037

Seller at:  P.O. Box 1591, Jacksonville, Texas 75766
Phone:  903-589-1239

Fax:       903-589-0934

19.           FEDERAL TAX REQUIREMENT: If Seller is a “foreign person”, as defined by applicable law, or if Seller fails to deliver an affidavit that Seller is not a “foreign person”, then Buyer shall withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service, together with appropriate tax forms. Internal Revenue Service regulations require filing written reports if cash in excess of specified amounts is received in the transaction.

20.           DISPUTE RESOLUTION:  The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise.

21.           AGREEMENT OF THE PARTIES:  This contract shall be binding on the parties, their heirs, executors, representatives, successors, and assigns.  This contract shall be construed under and in accordance with laws of the State of Texas.  This contract contains the entire agreement of the parties and cannot be changed except by written agreement, if this contract is executed in a number of identical counterparts, each counterpart is deemed an original and all counterparts shall, collectively, constitute one agreement.

22.           TIME:  Time is of the essence in this contract.  Strict compliance with the times for performance stated in this contract is required.

23.           EFFECTIVE DATE:  The Effective Date of this contract for the purpose of performance of all obligations shall be the date this contract is receipted by the Escrow Agent after all parties have executed this contract.

24.           MISCELLANEOUS:

(a)           If the Property is situated in utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services.  Chapter 50 of the Texas Water Code requires Seller to deliver and the Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this contract.  The Property is not situated in such a district.

(b)           If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, Section 33.135 of the Texas Natural Resources Code, requires a notice regarding coastal area property to be included in the contract.  The Property does not adjoin or share a common boundary with Tidally influences submerged lands of the state.

(c)           Buyer should not rely upon any oral representations about the Property from any source.

25.           CONTRACT AS OFFER:  The execution of this contract by the first party constitutes an offer to buy or sell the Property.  Unless accepted by the other Party by 5:00 p.m. (in the time zone in which the Property is located) on November 30,2005 the offer shall lapse and be null and void.

26.           IRC 1031 TAX DEFERRED EXCHANGE:  The parties acknowledge that the other may sell or acquire the Property in a tax deferred exchange (an “Exchange”) within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).  Seller and Buyer expressly reserve the right to assign its rights, but not its obligations, under this Agreement to a “Qualified Intermediary” as provided under the Code or otherwise engage in an Exchange with respect to the Property in a manner allowed by the Code.  Seller and Buyer agree to reasonably cooperate with each other to complete the Exchange if so elected by the other party, provided neither Seller or Buyer shall be required to incur additional or material liabilities, expenses or obligations with respect to the other party’s Exchange, nor shall the Closing be delayed, postponed or conditioned on the completion of any such Exchange.

This is intended to be a legally binding contract. READ IT CAREFULLY.  CONSULT YOUR ATTORNEY BEFORE SIGNING.

Buyer’s			Seller’s
Attorney			Attorney
Eldridge Moak
211 East Commerce Street
Jacksonville, Texas 75766

BUYER:			SELLER:

STEN Corporation		Robert Nichols Enterprises, Inc., a Texas Corporation

By:	/s/ Kenneth W. Brimmer	By:	/s/ Robert Lee Nichols
	Kenneth W. Brimmer, Chairman and CEO		Robert Lee Nichols, President

On this                   day of                                       , 2005, Cherokee Title Co., Inc., Escrow Agent, acknowledges receipt of (a) Contract and (b) Earnest Money in the amount of $5,000.00 represented by:                               cash/wire/Cashier’s Check/Personal Cheek.

The undersigned does not assume any liability for the disbursement of said sum to any person, firm or corporation until any and all checks have been paid by the bank or other institution upon which they are drawn.

The undersigned does not agree to pay any portion of said sum to any person, firm or corporation unless written authority is given to the undersigned by all parties whose signatures appear on the foregoing contract, or their duly authorized agent.

No other conditions, stipulations or obligations which may be set out in said contract shall be binding on the undersigned if such be in conflict with the provisions of this endorsement.

Said sum is held without liability for the payment of interest thereon.

Cherokee Title Co., Inc.

By: